STOCK EXCHANGE AGREEMENT

          THIS STOCK EXCHANGE AGREEMENT (the “Agreement”) is dated as of February 10, 2006, by and among Digital Ecosystems Corp., a Nevada corporation (“DEC”), GSL Energy Corporation, a Maryland corporation (“GSL”), and MABio Materials Corporation, a Maryland corporation, and MAB Resources LLC, a Delaware limited liability company (collectively, the “GSL Shareholders”). DEC, GSL, the GSL Shareholders are referred to collectively herein as the “Parties”.

RECITALS

          A.      The respective Boards of Directors of each of DEC and GSL and the GSL Shareholders believe it is in the best interests of DEC and GSL and their respective stockholders that DEC acquire at least eighty percent of the issued and outstanding securities of GSL (the “Exchange”).

          B.      Pursuant to the Exchange, and subject to the terms and conditions of this Agreement, the GSL Common Stock held by the GSL Shareholders (collectively, “Acquired Shares”) shall be converted into shares of common stock of DEC, with a par value of $0.001 per share (“DEC Common Stock”), as specified herein.

          C.      It is the intention of the Parties that the Exchange be treated as a “reorganization” under Section 368(a) of the Code, and this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368 -1(c).

          D.      GSL and DEC desire to make certain representations, warranties, covenants and agreements in connection with the Exchange.

          NOW, THEREFORE, in consideration of the covenants, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

ARTICLE I
DEFINITIONS

“Acquired Shares” shall have the meaning set forth in the Recitals.

“Acquisition Proposal” shall mean (i) any proposal for a merger or other business combination involving DEC or any future subsidiary of DEC; (ii) any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the DEC; or (iii) any proposal to acquire any interest in DEC.

“Assumed Debt” shall have the meaning set forth in Section 2.5.

“Assumed Issuance Obligation” shall have the meaning set forth in Section 2.6.

“Assumed Liabilities” shall have the meaning set forth in Section 7.1(l) .

“Assumed Option” and “Assumed Options” shall have the meanings set forth in Section 2.5(d) .

“Balance Sheet Date” shall have the meaning set forth in Section 3.11.

“Business Day” shall mean any day when the Federal Reserve Bank of New York is open for business.

“Claims” shall mean all demands, claims, actions or causes of action, assessments, complaints, directives, citations, information requests issued by Government Authority, legal proceedings, orders, notices of potential responsibility, losses, all damages of whatever nature (including, without limitation, diminution in value and lost profits), liabilities, sanctions, costs and expenses, including, without limitation, interest, penalties and attorneys’ and experts’ fees and disbursements.

“Closing” shall have the meaning set forth in Section 2.2. “Closing Date” shall have the meaning set forth in Section 2.2. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Contracts” shall have the meaning set forth in Section 3.17(a) . “DEC” shall have the meaning set forth in the preamble above.

“DEC Capital Stock” shall mean the DEC Common Stock and the DEC Preferred Stock.

“DEC Common Stock” shall have the meaning set forth in the Recitals.

“DEC Financial Statements” shall have the meaning set forth in Section 3.9.

“DEC Preferred Stock” shall mean DEC’s preferred stock, par value $0.001 per share.

“DEC SEC Documents” shall have the meaning set forth in Section 3.13.

“Encumbrance” shall mean any covenants, conditions, liens, encumbrances, equities, security interests, restrictions, claims, charges, and other claims or rights of third parties of whatever kind and nature.

“Environmental Claims” shall mean all Claims pursuant to Environmental Laws, including but not limited to, those based on, arising out of or otherwise relating to: (i) the Remediation, presence or Release of, or exposure to, Hazardous Materials or other environmental conditions initiated, existing or occurring prior to the Closing Date at, on, under, above, from, or about any real property or any real properties formerly owned, leased or operated by DEC or any of DEC’s predecessors or affiliates; (ii) the off-site Release, treatment, transportation, storage or disposal prior to the Closing Date of Hazardous Materials originating from DEC’s assets or business; or (iii) any violations of Environmental Laws by DEC prior to the Closing Date, including reasonable expenditures necessary to cause DEC to be in compliance with or resolve violations of Environmental Laws.

“Environmental Laws” shall mean any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Mine Safety and Health Act, counterpart laws adopted by any State or local government, and any amendments thereto), including any regulations, plans, other criteria, or guidelines promulgated pursuant to such Laws, or administrative or judicial orders issued pursuant to such Laws, now or hereafter in effect relating to the Remediation, generation, production, installation, use, storage, management, treatment, transportation, Release, threatened Release, or disposal of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

“Exchange” shall have the meaning set forth in the Recitals.

“Exchange Consideration” shall have the meaning set forth in Section 2.1.

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Governmental Authority” shall mean any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, provincial, state, regional, local or municipal.

“GSL” shall have the meaning set forth in the preamble above.

“GSL Capital Stock” shall mean the GSL Common Stock and GSL Preferred Stock.

“GSL Common Stock” shall mean GSL’s common stock, par value $0.001 per share.

“GSL Convertible Debt” shall mean all outstanding debt that is convertible into shares of GSL Common Stock.

“GSL Financial Statements” shall have the meaning set forth in Section 4.16.

“GSL Options” shall mean all issued and outstanding options to acquire shares of GSL Common Stock.

“GSL Preferred Stock” shall mean GSL’s preferred stock, par value $0.001 per share.

“GSL Share Issuance Obligation” shall mean each obligation of GSL to issue shares of GSL Common Stock.

“GSL Shareholder Representative” shall have the meaning set forth in Section 2.8. “GSL Shareholders” shall have the meaning set forth in the preamble above. “GSL Stock Option Plan” shall mean GSL’s 2005 Stock Option Plan.

“Hazardous Materials” shall mean any wastes, substances, radiation, or materials (whether solids, liquids or gases): (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as “pollutants,” “contaminants,” “hazardous materials,” “hazardous wastes,” “hazardous substances,” “toxic substances,” “radioactive materials,” “solid wastes,” or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on real property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon real property or to adjacent properties; (iv) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (v) which pose a hazard to human health, safety, natural resources, employees, or the environment.

“Laws” shall mean statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, decrees, licenses, permits and bylaws of a Governmental Authority.

“Liability” and “Liabilities” shall mean debts, liabilities, commitments, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

“Litigation” shall mean any litigation, legal action, arbitration, proceeding, demand, claim or investigation against, affecting or brought by or against an entity or any present or former employees of such entity relating to the business, operations, assets or liabilities of such entity.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, abandonment or release of Hazardous Materials from any source over, into, under or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

“Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis,

risk assessment, installation, reclamation, closure, or post-closure in connection with the suspected, threatened or actual presence or Release of Hazardous Materials.

“SEC” shall mean the United States Securities and Exchange Commission.

“Tax Return” shall mean all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any schedule, attachment and related or supporting information) filed or required to be filed with or supplied to any Governmental Authority in connection with any Taxes, and including any amendments thereof.

“Taxes” shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, profits, value added, real and personal property, sales, use, transfer, severance, stamp, occupation, disability, license, payroll, withholding, social security, franchise, gains, built in gains, unemployment insurance, workers’ compensation, employer health tax or other taxes, imposed by any Governmental Authority from time to time and shall include any interest, penalties or additions to tax attributable to any of the foregoing, whether disputed or not, including, without limitation, any liability for Taxes as a transferee or successor, by contract or otherwise.

ARTICLE II
EXCHANGE

          2.1      The Exchange. Subject to the terms and conditions hereof, at the Closing, DEC shall deliver to each GSL Shareholder that is a party to this Agreement one share of DEC Common Stock (the “Exchange Consideration”) in exchange for each share of issued and outstanding GSL Common Stock then held by each GSL Shareholder, with DEC then holding at least eighty percent of the issued and outstanding common stock of GSL.

          2.2      The Closing. Unless this Agreement is earlier terminated pursuant to Article X, the closing of the Exchange (the “Closing”) will take place as promptly as practicable, but no later than the fifth Business Day following satisfaction or waiver of the conditions set forth in Article VII at the offices of Patton Boggs LLP, 1660 Lincoln Street, Suite 1900, Denver, Colorado, 80264, unless another place or time is agreed to by DEC and GSL. The date upon which the Closing actually occurs is herein referred to as the “Closing Date.”

          2.3      Fractional Shares. No fractional shares of DEC Common Stock shall be issued pursuant to the Exchange, but in lieu thereof, if a fractional share of DEC Common Stock would otherwise be issued to any GSL Shareholder, the number shares of DEC Common Stock to be received by such GSL Shareholder who would otherwise be entitled to a fraction of a share of DEC Common Stock (after aggregating all fractional shares of DEC Common Stock to be received by such holder) shall be rounded up or down to the nearest whole share.

          2.4      GSL Stock Options. At the Closing, the GSL Stock Option Plan and all GSL Options then outstanding shall be assumed by DEC (each such GSL Option an “Assumed Option” and collectively the “Assumed Options”). Each Assumed Option shall continue to have, and be subject to, the same terms and conditions as in effect immediately prior to the Closing, except that (i) each Assumed Option will be exercisable for DEC Common Stock based on one share of DEC Common Stock for each share of GSL Common Stock that each Assumed Option was exercisable for immediately prior to the Closing; and (ii) the per share exercise price for the shares of DEC Common Stock issuable upon exercise of each Assumed Option will be equal to the exercise price per share of GSL Common Stock at which such Assumed Option was exercisable immediately prior to the Closing. To evidence the assumption of the Assumed Options by DEC, DEC will issue to each holder of an Assumed Option a replacement options agreement.

          2.5      GSL Convertible Debt. At the Closing, all of the GSL Convertible Debt then outstanding shall be assumed by DEC (each such GSL Convertible Debt an “Assumed Debt”). Each Assumed Debt shall continue to have, and be subject to, the same terms and conditions as in effect immediately prior to the Closing, except that (i) each Assumed Debt will be convertible into DEC Common Stock based on one share of DEC Common Stock for each share of GSL Common Stock each Assumed Debt was convertible into immediately prior to the Closing; and (ii) the per share conversion price for the shares of DEC Common Stock issuable upon conversion of each Assumed Debt will be equal to the exercise price per share of GSL Common Stock at which such Assumed Debt was exercisable immediately prior to the Closing. To evidence the assumption of each Assumed Debt by DEC, DEC will issue to each holder of Assumed Debt a replacement debt agreement.

          2.6      GSL Share Issuance Obligations. At the Closing, all of the GSL Share Issuance Obligations then outstanding shall be assumed by DEC (each such GSL Share Issuance Obligation an “Assumed Issuance Obligation”). Each Assumed Issuance Obligation shall continue to have, and be subject to, the same terms and conditions as in effect immediately prior to the Closing except that each Assumed Issuance Obligation will be issuable DEC Common Stock based on one share of DEC Common Stock for each share of GSL Common Stock each Assumed Issuance Obligation was issuable in. To evidence the assumption of each Assumed Issuance Obligation by DEC, DEC will issue a notice to each holder of an Assumed Issuance Obligation.

          2.7      Adjustments. The Exchange Consideration, the Assumed Options, the Assumed Debt, and the Assumed Issuance Obligation shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into DEC Common Stock or GSL Common Stock), reorganization, reclassification, recapitalization or other like change with respect to DEC Common Stock or GSL Common Stock occurring after the date hereof and prior to the Effective Time.

          2.8      No Further Ownership Rights in GSL Common Stock. All shares of DEC Common Stock issued upon the surrender for exchange of the Acquired Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Acquired Shares, and there shall be no further registration of transfers on the records of GSL of shares of GSL Common Stock which were outstanding immediately prior to the Closing.

          2.9      Exemption from Registration. The shares of DEC Common Stock to be issued in connection with the Exchange will be issued in a transaction exempt from registration under the Securities Act and applicable state Laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, and as such will constitute “restricted securities” within the meaning of the Securities Act.

          2.10      GSL Shareholder Representative.

          (a)      In order to administer efficiently the transactions contemplated hereby, including (i) the waiver of any breach or default hereunder or of any condition to the obligations of the GSL Shareholders to consummate the transactions contemplated hereby and (ii) the defense and/or settlement of any claims that may be made by the GSL Shareholders following the Closing against the Indemnifying Party, the GSL Shareholders hereby designate MAB Resources LLC as their representative (the “GSL Shareholder Representative”). Each GSL Shareholder acknowledges that the GSL Shareholder Representative is controlled by Marc A. Bruner.

          (b)      Each GSL Shareholder hereby irrevocably grants the GSL Shareholder Representative full power and authority to act as agent and attorney-in-fact for such GSL Shareholder, (i) to take all action necessary in connection with the waiver of any breach or default hereunder, the waiver of any condition to the obligations of the GSL Shareholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims that may be made by the GSL Shareholders following Closing; (ii) to give and receive all notices required to be given or received by the GSL Shareholders under this Agreement; (iii) to collect from each of the GSL Shareholders all stock certificates of GSL Common Stock, to collect from DEC the Exchange Consideration, and to distribute to each GSL Shareholder the portion of the Exchange Consideration set forth next to such GSL Shareholder’s name on Schedule 2.1, and (iv) to take any and all additional action necessary or appropriate in the judgment of the GSL Shareholder Representative for the accomplishment of the foregoing or as is contemplated to be taken by or on behalf of the GSL Shareholders by the terms of this Agreement.

          (c)      The agency of the GSL Shareholder Representative may be changed by the GSL Shareholders from time to time upon not less than 15 days’ prior written notice to DEC; provided, that the GSL Shareholder Representative may not be removed unless holders of at least two-thirds in interest of the then outstanding shares of GSL Common Stock agree to such removal and to the identity of the substituted agent. In the event that the GSL Shareholder Representative dies, becomes unable to perform his or her responsibilities hereunder or resigns from such position, the GSL Shareholders holding a majority in interest of the then outstanding shares of GSL Common Stock shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the GSL Shareholder Representative for all purposes of this Agreement and the documents delivered pursuant hereto. No bond shall be required of the GSL Shareholder Representative, and the GSL Shareholder Representative shall not receive compensation for his or her services. No provision of this Agreement shall restrict in any way the ability or right of the GSL Shareholder Representative to voluntarily resign from such position at any time, and any such resignation shall be done without any liability to the GSL Shareholder Representative.

          (d)      All decisions and actions by the GSL Shareholder Representative, including without limitation any agreement between the GSL Shareholder Representative and DEC or GSL relating to the defense and/or settlement of any claims that may be made by the GSL Shareholders following the Closing shall be binding upon all of the GSL Shareholders and no GSL Shareholders shall have the right to object, dissent, protest or otherwise contest the same.

          (e)      By each GSL Shareholder’s execution of this Agreement, such GSL Shareholder agrees that:

          (i)      all actions, decisions and instructions of the GSL Shareholder Representative shall be conclusive and binding upon all of the GSL Shareholders and no GSL Shareholder shall have any cause of action against the GSL Shareholder Representative for any action taken, decision made or instruction given by the GSL Shareholder Representative under this Agreement, except for fraud or willful breach of this Agreement by the GSL Shareholder Representative;

          (ii)     notices or communications to or from the GSL Shareholder Representative shall constitute notice to or from each of the GSL Shareholders for purposes of this Agreement;

          (iii)    the provisions of this Section 2.8 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any GSL Shareholder may have in connection with the transactions contemplated by this Agreement;

          (iv)     as between such GSL Shareholder and the other GSL Shareholders, the GSL Shareholder Representative shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Agreement and every such determination made in good faith shall be conclusive and binding on the GSL Shareholders, and the GSL Shareholder Representative may act on the opinion or advice of, or information obtained from, any attorney, banker, broker, accountant or other expert and shall not be responsible for any loss occasioned by so acting;

          (v)      such GSL Shareholder shall, together with all of the other GSL Shareholders, jointly and severally indemnify the GSL Shareholder Representative from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the GSL Shareholder Representative by DEC, other GSL Shareholders, or any other person in connection with this Agreement and in suing for and recovering any sum due to the GSL Shareholders or any of them under this Agreement;

          (vi)     in performing the functions specified in this Agreement, the GSL Shareholder Representative shall not be liable to any GSL Shareholder in the absence of willful misconduct on the part of the GSL Shareholder Representative; and

          (vii)    the provisions of this Section 2.8 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each GSL Shareholder, and any references in this Agreement to a GSL Shareholder or the GSL Shareholders shall mean and include the successors to the GSL Shareholders’ rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DEC

          DEC represents and warrants to GSL and each GSL Shareholder, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered subsections of this Article III in the Schedules hereto, delivered herewith and dated as of the date hereof, as follows:

          3.1.      Organization and Qualification.

          (a)      DEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. DEC is qualified and licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failure to be so duly qualified, licensed and in good standing that would not reasonably be expected to have a material adverse effect on DEC. Schedule 3.1 sets forth each jurisdiction where DEC is so qualified or licensed to do business.

          (b)      DEC has delivered to GSL complete and correct copies of its (i) articles of incorporation and bylaws, which articles of incorporation and bylaws are in full force and effect and have not been amended, corrected, restated or superseded in any way, (ii) minutes of all directors’ and shareholders’ meetings, all of which are complete and accurate as of the date hereof, (iii) stock certificate books and all other records of such entity, which collectively correctly set forth the record ownership of all outstanding shares of capital stock and all rights to purchase capital stock of such entity and (iv) form of stock certificates, option plans and agreements and rights to purchase shares of capital stock of such entity. DEC is not in violation, and has not taken any action in violation, of any provisions of its articles of incorporation or bylaws.

          3.2.      Authority; Enforceability. DEC has all requisite power and authority to execute and deliver this Agreement, to perform each of its obligations hereunder, and to consummate the transactions contemplated hereby. All actions required on the part of DEC for such execution, delivery, and performance of this Agreement has been duly and validly taken. Assuming due execution and delivery by each of the other parties hereto, this Agreement constitutes the legal, valid, and binding obligation of DEC enforceable against DEC in accordance with its respective terms, except as the enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and by general equitable principles.

          3.3      No Conflicts. The execution and delivery by DEC of this Agreement, and the performance and consummation by DEC of the transactions contemplated hereby will not (i) conflict with such entity’s articles of incorporation or bylaws; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, lease, license, agreement or other instrument or obligation to which such entity is a party or by which such entity’s assets or properties are bound; (iii) result in the creation of any Encumbrance on any of the assets or properties of such entity; or (iv) violate any law, rule, regulation or order applicable to such entity or any of such entity’s assets or properties.

          3.4      No Defaults. DEC is not (i) in violation of any provision of its articles of incorporation or bylaws or (ii) in default or violation of any term condition or provision of (A) any judicial or governmental decree or order applicable to DEC or (B) any agreement, note, contract, lease or instrument, permit or license to which DEC is a party.

          3.5      Consents and Approvals. Except as set forth in Schedule 3.5, no approval, consent, waiver or authorization of, or registration, declaration or filing with, exemption by, or any notice to, any Governmental Authority or other third party is required to by made, obtained, or given by DEC: (a) for or in connection with the valid execution and delivery by DEC of this Agreement or the consummation by such party of the transactions contemplated hereby; or (b) as a condition to the legality, validity or enforceability as against DEC of this Agreement.

     3.6      Capitalization; Subsidiaries.

          (a)      The authorized DEC Capital Stock consists of (i) 1,000,000,000 shares of DEC Common Stock, of which 28,700,000 shares are issued and outstanding, and (ii) 100,000,000 shares of DEC Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of DEC Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable, are free of

Encumbrances, are not subject to preemptive rights or rights of first refusal (other than rights in favor of DEC) created by statute, the articles of incorporation of DEC or any agreement to which DEC is a party or is bound, and have been offered, issued and sold by DEC in compliance with all applicable securities laws. Except as set forth in Schedule 3.5(a), (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire from DEC any shares of DEC Capital Stock is authorized or outstanding, (ii) DEC has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of DEC Capital Stock any evidence of indebtedness or assets of DEC, and (iii) DEC has no obligation or right (contingent or otherwise) to purchase, redeem, or otherwise acquire any shares of DEC Capital Stock or any interest therein or to pay any dividend or any distribution in respect thereof.

          (b)      DEC has no (and prior to the Closing will have no) subsidiaries and does not (and prior to the Closing, will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any entity.

          3.7      Litigation. There is no Litigation of any nature pending or threatened against or involving DEC or the transactions contemplated by this Agreement or any transactions contemplated hereby, nor does DEC have any reasonable basis to believe that there is any basis for any such Litigation.

          3.8      Intellectual Property. DEC does not own any right, title, or interest in or to any patents, trademarks, trade names, service marks, copyrights, or any applications therefore.

          3.9      Financial Statements. DEC has delivered to GSL (i) its audited financial statements (balance sheet, statement of operations, and statement of cash flows) on a consolidated basis as at, and for the fiscal years ended March 31, 2004 and March 31, 2005 and (ii) its unaudited financial statements (balance sheet, statement of operations, and statement of cash flows) on a consolidated basis as at, and for the six month period ended, September 30, 2005 (collectively, the “DEC Financial Statements”). The DEC Financial Statements complied as to form in all material respects with applicable accounting requirements as of their respective dates, and were prepared in accordance with GAAP on a consistent basis throughout the periods indicated and with each other (except as may be indicated in the notes thereto). The DEC Financial Statements fairly present in all material respects the consolidated financial condition and operating results of DEC and its subsidiary as of the dates, and for the periods, indicated therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments. DEC maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

          3.10     Books and Records. The minute books and stock record books and other similar records of DEC have been provided or made available to GSL or its counsel prior to the execution of this Agreement. Such minute books contain an accurate record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders, and committees of the board of directors of DEC from inception through the date hereof.

          3.11     Absence of Changes. Since March 31, 2005 (the “Balance Sheet Date”) there has not been any occurrence or event which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on DEC. Since the Balance Sheet Date, DEC has operated its business in the ordinary course of business consistent with past practice. In addition, without limited the generality of the foregoing, except as set forth on Schedule 3.11, since the Balance Sheet Date:

          (a)      DEC has not entered into any Contract in connection with any transaction involving an Acquisition Proposal;

          (b)      DEC has not entered into any strategic alliance, joint development, or joint marketing Contract;

          (c)      There has not been any material amendment or other modification (or agreement to do so), or violation of the terms of, any of the Contracts set forth or described in the Schedule 3.17;

          (d)      DEC has not entered into any transaction with any officer, director, stockholder, affiliate, or associate of DEC;

          (e)      No Litigation has been commenced or, to the knowledge of DEC, threatened by or against DEC;

          (f)      DEC has not declared or set aside or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any DEC Capital Stock, or effected or approved any split, combination or reclassification of any DEC Capital Stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of DEC Capital Stock;

          (g)      There has not been any amendment to DEC’s articles of incorporation or bylaws;

          (h)      DEC has not made or agreed to make payment, discharge, satisfaction, in an amount in excess of $5,000, in any one case, or $10,000 in the aggregate, of any claim, liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment discharge or satisfaction of liabilities in the ordinary course of business consistent with past practices;

          (i)      DEC has not incurred any indebtedness or guaranteed any indebtedness, issued or sold any debt securities of DEC, or guaranteed any debt securities of others;

          (j)      DEC has not granted any bonus, severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, which are set forth on Schedule 3.17 and copies of which have been delivered to GSL;

          (k)      DEC has not paid or approved the payment of any consideration to any current or former officer, director, stockholder, employee, independent contractor or consultant of DEC;

          (l)      DEC has not made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Governmental Authority or otherwise; and

          (m)      DEC has not entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in, or cause or having the effect of any of the foregoing.

          3.12      No Undisclosed Liabilities. As of the date hereof, except as reflected or reserved against in the DEC Financial Statements, there are no Liabilities (whether absolute, accrued or contingent, known or unknown, fixed or otherwise) of, relating to or affecting DEC or DEC’s assets, other than liabilities not exceeding $275,000 in the aggregate.

          3.13      Filings with the SEC. DEC has made available to GSL each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by DEC since inception and, prior to the Closing, DEC will have furnished or made available to GSL true and complete copies of any additional documents filed with the SEC by DEC after the date hereof and prior to the Closing (collectively, the “DEC SEC Documents”). As of their respective filing dates, the DEC SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act. DEC has timely filed with the SEC all filings required by the Exchange Act and the Securities Act and has provided all certifications of its officers which are required by the Sarbanes Oxley Act of 2002, as enacted by the SEC. All documents required to be filed as exhibits to the SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither DEC nor any of its subsidiaries is in material default thereof. None of the DEC SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          3.14      Taxes.

          (a)      All Tax Returns required to have been filed by or with respect to DEC on or before the Closing Date have been duly and timely filed (including any extensions). All such Tax Returns are true, complete and accurate in all material respects. All Taxes that are due and payable by DEC for periods (or portions of periods) ending on or before the Closing Date have been paid or accrued on the balance sheets included in the DEC

Financial Statements. DEC has made available to GSL true and correct copies of the Tax Returns filed by DEC for each of the three most recent fiscal years for which such returns have been filed.

          (b)      DEC is not a party to any agreement extending the time within which to file any Tax Return.

          (c)      DEC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

          (d)      DEC does not have knowledge of any actions by any Governmental Authority in connection with assessing additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax Liability of DEC either (i) pending, or to DEC’s knowledge, threatened by any Governmental Authority or (ii) of which the DEC is otherwise aware. There are no liens for Taxes upon the assets or properties of DEC other than liens for Taxes not yet due. No audit or other proceedings by any Governmental Authority is pending or, to DEC’s knowledge, threatened with respect to any Taxes due from or with respect to DEC. DEC has delivered to GSL all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, DEC since DEC’s inception.

          (e)      There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or that include or are treated as including, DEC or with respect to any Tax assessment or deficiency affecting DEC.

          (f)      DEC has no liability for the Taxes of any person or entity other than the DEC (i) under Section 1.1502 -6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, or (iii) by Contract or otherwise.

          (g)      DEC has neither agreed to make nor is required to make any adjustment under Section 481 of the Code.

          (h)      DEC is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

          (i)      DEC was not included and is not includable in the Tax Return of any affiliated, consolidated, combined, unitary or similar group of corporations.

          (j)      DEC is not a party to any contract, agreement or arrangement covering any current or former employee or consultant of DEC that under certain circumstances could require it to make or give rise to any payments that are not deductible as a result of the provisions set forth in Section 162(m) or Section 280G of the Code or the treasury regulations thereunder.

          (k)      There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of DEC under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, and (iv) Section 1502 of the Code and Treasury regulations promulgated thereunder.

          (l)      DEC is not required to make any disclosure to any taxing authority with respect to a “listed transaction” pursuant to Section 1.6011 -4(b)(2) of the Treasury Regulations.

          (m)      DEC has no reason to believe that any conditions exist that might prevent or impede the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          3.15      Benefit Plans. DEC does not maintain (i) any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (ii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, medical, dental, vision care, disability, employee relocation, cafeteria benefit, dependent care, life insurance or accident insurance plans, programs or arrangements, (iii) bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements.

          3.16      Assets. DEC does not own or lease any real or personal property, leasehold improvements or assets other than cash. DEC has never owned or leased any real property.

          3.17      Contracts.

          (a)      Except for the contracts described in Schedule 3.17, DEC is not a party to or subject to any contract, arrangement, agreement, license, lease, commitment, instrument of any nature, written or oral (collectively, the “Contracts”).

          (b)      Each Contract to which DEC is a party or by which is bound (i) is valid and binding on such entity and each other party thereto, (ii) is in full force and effect unamended, (iii) has not been breached by such entity or any other party thereto, and (iv) contains no liquidated damages, penalty or similar provision. DEC has not been notified that any party to any such Contract intends to cancel, withdraw, modify or amend such Contract. DEC and each other party thereto has performed all obligations required to be performed by it on or prior to the date hereof under each Contract or undertaking referred to in this Agreement, and DEC is not aware of any facts from which it could reasonably conclude that it or any other party thereto will not be able to perform all obligations required to be performed by it or such other party subsequent to the date hereof under each such Contract or undertaking.

          3.18      Personnel. Schedule 3.18 lists the names of all current directors, officers, employees, independent contractors and consultants of DEC, setting forth the job title of, and salary (including bonuses and commissions) payable to each such person. The employment of each of DEC’s employees is “at will.” DEC has no obligation (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance benefits in connection with their termination of employment or service. In addition, no severance pay will become due to any of DEC’s employees under any agreement, plan or program as a result of the transactions set forth in this Agreement.

          3.19      Compliance with Laws; Permits.

          (a)      DEC has complied with each law, rule, regulation, judgment order and decree of any Governmental Authority to which DEC, or DEC’s business, operations, or assets is subject and is not currently in violation of any of the foregoing.

          (b)      DEC owns, holds, possesses or lawfully uses in the operation of DEC’s business all permits which are in any manner necessary for DEC’s conduct of its business as now or previously conducted. DEC is not in default, nor has DEC received any notice of any claim of default, with respect to any such permits.

          3.20      Brokers or Finders; Professional Fees. DEC has no commitment to, and is not aware of any commitment to, any agent, broker, investment banker or other firm or person for any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

          3.21      Insurance. DEC has in full force and effect as of the Closing Date such insurance policies as are customary in its industry (including policies providing property, casualty, employment practices, liability and workers’ compensation coverage and bond and surety arrangements) including coverage, deductibles and ceilings that are reasonable and customary in the industry. Schedule 3.21 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, errors and omissions, employment practices, liability and workers’ compensation coverage and bond and surety arrangements) to which DEC is a party, a named insured or otherwise the beneficiary of coverage:

          (a)      the name of the insurer, the name of the policyholder and the name of each covered insured;

          (b)      the policy number and the period of coverage;

          (c)      the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (d)      a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy, (i) the policy is legal, valid, binding, enforceable and in full force and effect and shall remain in effect through Closing, and (ii) DEC is not, and to DEC’s knowledge no other party to the policy is, in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy.

          3.22      Environmental Compliance.

          (a)      DEC has complied and is in compliance with all Environmental Laws.

          (b)      DEC has no liability, known or unknown, contingent or absolute, under any Environmental Law, and DEC is not responsible for any such liability of any other person under any Environmental Law, whether by contract, by operation of law or otherwise. There are no pending or threatened Environmental Claims, and neither DEC nor any officer, director or stockholder of DEC has directly or indirectly received any notice of any Environmental Claim from any Governmental Authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such Environmental Claim.

          3.23      Representations Complete. None of the representations or warranties made by DEC herein or in any certificate or other instrument furnished by DEC pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain as of the Closing any untrue statement of a material fact, or omits or will omit as of the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GSL

          GSL      represents and warrants to DEC, subject to the such exceptions as are specifically disclosed with respect to specific numbered and lettered subsections of this Article IV in the Schedules hereto, delivered herewith and dated as of the date hereof, as follows:

          4.1      Organization and Qualification.

          (a)      GSL is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. GSL is qualified and licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failure to be so duly qualified, licensed and in good standing that would not reasonably be expected to have a material adverse effect on GSL. Schedule 4.1 sets forth each jurisdiction where GSL is so qualified or licensed to do business.

          (b)      GSL has delivered to DEC complete and correct copies of its (i) articles of incorporation and bylaws, which articles of incorporation and bylaws are in full force and effect and have not been amended, corrected, restated or superseded in any way, (ii) minutes of all directors’ and shareholders’ meetings, all of which are complete and accurate as of the date hereof, (iii) stock certificate books and all other records of GSL, which collectively correctly set forth the record ownership of all outstanding shares of capital stock and all rights to purchase capital stock of GSL and (iv) form of stock certificates, option plans and agreements and rights to purchase shares of capital stock of GSL. GSL is not in violation, and has not taken any action in violation, of any provisions of its articles of incorporation or bylaws.

          4.2      Authority; Enforceability. GSL has all requisite power and authority to execute and deliver this Agreement, to perform each of its obligations hereunder, and to consummate the transactions contemplated hereby. All actions required on the part of GSL for such execution, delivery, and performance of this Agreement has been duly and validly taken. Assuming due execution and delivery by each of the other parties hereto, this Agreement constitutes the legal, valid, and binding obligation of GSL enforceable against GSL in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and by general equitable principles.

          4.3      No Conflicts. The execution and delivery by GSL of this Agreement does not, and the performance and consummation by GSL of the transactions contemplated hereby will not (i) conflict with such entity’s articles of incorporation or bylaws; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, lease, license, agreement or other instrument or obligation to which GSL is a party or by which such entity’s assets or properties are bound; (iii) result in the creation of any Encumbrance on any of the assets or properties of GSL; or (iv) violate any law, rule, regulation or order applicable to GSL or any of GSL’s assets or properties.

          4.4      No Defaults. GSL is not (i) in violation of any provision of its articles of incorporation or bylaws or (ii) in default or violation of any term condition or provision of (A) any judicial or governmental decree or order applicable to GSL or (B) any agreement, note, contract, lease or instrument, permit or license to which GSL is a party.

          4.5      Consents and Approvals. Except as set forth in Schedule 4.5, no approval, consent, waiver or authorization of, or registration, declaration or filing with, exemption by, or any notice to, any Governmental Authority or other third party is required to by made, obtained, or given by GSL: (a) for or in connection with the valid execution and delivery by GSL of this Agreement or the consummation by such party of the transactions contemplated hereby; or (b) as a condition to the legality, validity or enforceability as against GSL of this Agreement.

          4.6      Capitalization; Subsidiaries.

          (a)      As of the date of this Agreement, the authorized GSL Capital Stock consists of (i) 500,000,000 shares of GSL Common Stock, of which 103,241,000 shares are issued and outstanding, and (ii) 1,000,000 shares of GSL Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of GSL Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable, are free of Encumbrances, are not subject to preemptive rights or rights of first refusal (other than rights in favor of GSL) created by statute, the articles of incorporation of GSL or any agreement to which GSL is a party or is bound, and have been offered, issued and sold by GSL in compliance with all applicable securities laws. Except as set forth in Schedule 4.6, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire from GSL any shares of GSL Capital Stock is authorized or outstanding, (ii) GSL has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of GSL Capital Stock any evidence of indebtedness or assets of GSL, and (iii) GSL has no obligation or right (contingent or otherwise) to purchase, redeem, or otherwise acquire any shares of GSL Capital Stock or any interest therein or to pay any dividend or any distribution in respect thereof. Schedule 4.6 sets forth the name of each holder of GSL Common Stock, together with the total number of shares of GSL Common Stock held by each such stockholder.

          (b)      Except for PaleoTechnology, Inc., a Maryland corporation, GSL has no (and prior to the Closing will have no) subsidiaries and does not (and prior to the Closing, will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any entity.

          4.7      Litigation. There is no Litigation of any nature pending or threatened against or involving GSL, its subsidiaries, or the transactions contemplated by this Agreement or any transactions contemplated hereby, nor does GSL have any reasonable basis to believe that there is any basis for any such Litigation.

          4.8      Compliance with Laws; Permits.

          (a)      GSL has complied with each law, rule, regulation, judgment order and decree of any Governmental Authority to which GSL, or GSL’s business, operations, or assets is subject and is not currently in violation of any of the foregoing.

          (b)      GSL owns, holds, possesses and lawfully uses in the operation of its business all permits which are in any manner necessary for GSL’s conduct of its business as now or previously conducted. GSL is not in default, nor has GSL received any notice of any claim of default, with respect to any such permits.

          4.9      Benefit Plans. Except as set forth on Schedule 4.9, GSL does not maintain (i) any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (ii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, medical, dental, vision care, disability, employee relocation, cafeteria benefit, dependent care, life insurance or accident insurance plans, programs or arrangements, (iii) bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements.

          4.10      Assets. Except as set forth on Schedule 4.10, GSL does not own or lease any real or personal property, leasehold improvements or assets other than cash.

          4.11      Contracts.

          (a)      Except for the contracts described in Schedule 4.11, GSL is not a party to or subject to any contract, arrangement, agreement, license, lease, commitment, instrument of any nature, written or oral (collectively, the “GSL Contracts”).

          (b)      The GSL Contracts to which GSL is a party are in good standing and in full force and effect unamended and no material default or breach exists in respect of any of them on the part of the parties to them and no event has occurred which, after giving of notice or the lapse of time or both would constitute such a default or breach and which would have a material adverse effect on GSL. The foregoing includes all the presently outstanding GSL Contracts entered into by GSL in the course of carrying out its operations and all operations related thereto.

          4.12      Personnel. Schedule 4.12 lists the names of all current directors, officers, employees, independent contractors and consultants of GSL, setting forth the job title of, and salary (including bonuses and commissions) payable to each such person. The employment of each of GSL’s employees is “at will.” GSL has no obligation (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance benefits in connection with their termination of employment or service. In addition, no severance pay will become due to any of GSL’s employees under any agreement, plan or program as a result of the transactions set forth in this Agreement.

          4.13      Compliance with Laws; Permits.

          (a)      GSL has complied with each law, rule, regulation, judgment order and decree of any Governmental Authority to which GSL, or GSL’s business, operations, or assets is subject and is not currently in violation of any of the foregoing.

          (b)      GSL owns, holds, possesses or lawfully uses in the operation of GSL’s business all permits which are in any manner necessary for GSL’s conduct of its business as now or previously conducted. GSL is not in default, nor has GSL received any notice of any claim of default, with respect to any such permits.

          4.14      Brokers or Finders; Professional Fees. GSL has no commitment to, and is not aware of any commitment to, any agent, broker, investment banker or other firm or person for any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

          4.15      Environmental Compliance.

          (a)      GSL has complied and is in compliance with all Environmental Laws.

          (b)      GSL has no liability, known or unknown, contingent or absolute, under any Environmental Law, and GSL is not responsible for any such liability of any other person under any Environmental Law, whether by contract, by operation of law or otherwise. There are no pending or threatened Environmental Claims, and neither GSL nor any officer, director or stockholder of GSL has directly or indirectly received any notice of any Environmental Claim from any Governmental Authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such Environmental Claim.

          4.16      Financial Condition. GSL has delivered to DEC (i) financial statements prepared by the management of GSL (balance sheet, statement of operations, and statement of cash flows), as of September 30, 2005 and for the period from inception until September 30, 2005 and (ii) the Description of Oil and Gas Properties and Two-Year Budget of GSL, dated as of February 9, 2006 (the “GSL Financial Statements”). To GSL’s knowledge, except as otherwise provided in Schedule 4.16 or the GSL Financial Statements, the GSL Financial Statements fairly present in all material respects the financial condition of GSL as of the dates indicated therein, subject to normal audit adjustments.

         4.17      Representations Complete. None of the representations or warranties made by GSL herein or in any certificate or other instrument furnished by GSL pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain as of the Closing any untrue statement of a material fact, or omits or will omit as of the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF GSL SHAREHOLDERS

          The GSL Shareholders each severally, but not jointly, represents and warrants to DEC, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered subsections of this Article V in the Schedules hereto, delivered herewith and dated as of the date hereof, as follows:

          5.1      Authority. Such GSL Shareholder has the requisite power and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions to which it is a party that are contemplated by this Agreement. This Agreement has been duly executed and delivered by such GSL Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of such GSL Shareholder.

          5.2      The Acquired Shares. Such GSL Shareholder holds of record and owns beneficially the number of shares of GSL Common Stock set forth next to such GSL Shareholder’s name on Schedule 4.6 free and clear of all Encumbrances.

          5.3      Accredited. Such GSL Shareholder is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933.

ARTICLE VI
PRE-CLOSING COVENANTS

          6.1      Conduct of Business of DEC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, DEC agrees (unless GSL shall give its prior consent in writing) to carry on its business in the ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with DEC’s past practices (and in any event when due), to pay or perform other obligations when due consistent with DEC’s past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and, to use its best efforts and institute all policies to preserve intact its present business organization. Except as expressly contemplated by this Agreement, DEC shall not, without the prior written consent of GSL, take, or agree in writing or otherwise to take, any of the following actions:

          (a)      Cause or permit any amendments to its articles of incorporation or bylaws;

          (b)      Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of DEC Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (c)      Enter into any Contract, amend or otherwise modify or waive any of the terms of any of its Contracts;

          (d)      Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (e)      Sell, lease, license or otherwise dispose of or encumber any of its properties or assets;

          (f)      Incur any indebtedness for borrowed money or guarantee any such Indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (g)      Pay, discharge or satisfy any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the DEC Financial Statements and reasonable expenses incurred in connection with the transactions contemplated by this Agreement;

          (h)      Make any capital expenditures, capital additions or capital improvements;

          (i)      Adopt any employee benefit or stock purchase or option plan, or hire any new employee or any consultant, pay any special bonus or special remuneration to any employee, consultant or director, increase the salaries, wage rates or compensation of any employee or consultant;

          (j)      Grant any severance or termination pay (i) to any director or officer or consultant or (ii) to any other employee or consultant except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in writing to GSL;

          (k)      Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with GSL prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (l)      Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;

          (m)      Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

          (n)      Take or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through (m) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

          6.2      Notification.

          (a)      DEC shall notify GSL, and GSL shall DEC, of any Litigation pending or, to its knowledge, threatened against DEC or GSL, as the case may be, which challenges the transactions contemplated hereby.

          (b)      DEC will provide prompt written notice to GSL of any change in any of the information contained in its representations and warranties made in Article III, or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which GSL may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article III, as applicable, or any Exhibits or Schedules referred to herein or attached hereto.

          (c)      GSL will provide prompt written notice to DEC of any change in any of the information contained in its representations and warranties made in Article IV, or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which DEC may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article IV, as applicable, or any Exhibits or Schedules referred to herein or attached hereto.

          6.3      Legal Requirements. DEC and GSL will, and will cause their respective representatives (if any) to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of; or any registration, declaration or filing with any Governmental Authority or other person or entity, required to be obtained or made in connection with the taking of any action contemplated by this Agreement. DEC shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the DEC Common Stock in connection with the Exchange. GSL shall use its best efforts to assist DEC as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of DEC Common Stock.

          6.4      Acquisition Proposals. From and after the date of this Agreement, DEC will not, and shall not authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by DEC to, solicit, initiate or encourage submission of any proposal or offer (including by way of furnishing information) from any person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

          6.5      Further Assurances. DEC and GSL each agree to take such further actions and execute such other documents as may be reasonably required to fulfill the conditions to Closing and, after Closing, to fully effect the transactions contemplated hereby and further secure to each party the rights intended to be conferred hereby and the other agreements ancillary to the transactions contemplated hereby.

ARTICLE VII
CONDITIONS TO CLOSING

          The obligations of the parties to effect the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions:

          7.1      Conditions to Obligations of GSL and the GSL Shareholders.

          (a)      The representations and warranties of DEC shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date.

          (b)      DEC shall have performed and complied with each agreement, covenant and obligation required by it pursuant to this Agreement to be so performed or complied with by DEC at or before the Closing.

          (c)      DEC shall have delivered to GSL a certificate, dated the Closing Date and executed by DEC’s President or any Vice President, as applicable, certifying as to the fulfillment or the conditions specified in Sections 7.1(a) and 7.1(b) .

          (d)      The Secretary of DEC shall have delivered to GSL at the Closing a certificate stating that all board of directors and stockholder approvals necessary to consummate the transactions contemplated by this Agreement have been obtained and attaching thereto: (i) a copy of the articles of incorporation and bylaws (as amended through the Closing), certified by such Secretary as the true and correct copies thereof as of the Closing; and (ii) a copy of the resolutions of the board of directors and stockholders of such entity, evidencing the approval of this Agreement and the transactions contemplated hereby.

          (e)      Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby or thereby shall have been obtained.

          (f)      No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.

          (g)      All authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

          (h)      DEC’s total Liabilities, as of the Closing Date, shall not exceed $275,000 plus any amounts accrued, but unpaid, under the agreements set forth on Schedule 3.17 from the date hereof until the Closing Date, each of which shall be set forth on Schedule 7.1(h) (the “Assumed Liabilities”).

          7.2      Conditions to Obligations of DEC.

          (a)      The representations and warranties of GSL contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need to be true and correct only as of the specified date).

          (b)      GSL shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by GSL at or before the Closing.

          (c)      Any and all consents or waivers required from third parties relating to the performance by GSL of its obligations hereunder shall have been obtained.

          (d)      No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.

          (e)      All authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

          (f)      GSL shall have delivered to DEC a certificate, dated the Closing Date and executed by GSL’s President or any Vice President, as applicable, certifying as to the fulfillment or the conditions specified in Sections 7.2(a) and 7.2(b) .

          (g)      The Secretary of GSL shall have delivered to DEC at the Closing a certificate stating that all board of director approvals necessary to consummate the transactions contemplated by this Agreement have been obtained and attached thereto: (i) a copy of the articles of incorporation and bylaws (as amended through the Closing), certified by such Secretary as the true and correct copies thereof as of the Closing; and (ii) a copy of the resolutions of the board of directors of such entity, evidencing the approval of this Agreement and the transactions contemplated hereby.

          (h)      GSL shall deliver to DEC financial statements, prepared in accordance with GAAP and applicable regulations of the SEC, required to be filed as an exhibit to the Form 8-K described in Section 8.1 hereto.

ARTICLE VIII
POST-CLOSING COVENANTS

          8.1      Securities Filings. GSL shall be responsible for the preparation, and filing, of a Form 8-K filing with the SEC disclosing the Exchange and attaching all required exhibits and financial statements and shall be responsible for filing audited financial statements in a separate Form 8-K, and shall be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a Governmental Authority as a result of the transactions contemplated in this Agreement. Following the Closing, DEC shall provide full cooperation and any information GSL may require for inclusion in its filings.

ARTICLE IX
INDEMNIFICATION

          9.1      Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of DEC or GSL (whether or not exercised) to investigate the affairs of DEC or GSL or a waiver by DEC or GSL of any condition to Closing set forth in this Agreement, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Unless earlier terminated pursuant to Article X, all of the representations, warranties, covenants and agreements of GSL, and DEC contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Exchange and continue until the fifth anniversary of the Closing.

          9.2      Indemnification by GSL. Subject to the other provisions of this Article IX, GSL shall indemnify, defend and hold harmless DEC from and against any and all costs, expenses, losses, damages and liabilities (including attorneys’ fees and expenses) suffered by DEC to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against DEC by a third party) alleged to result from, arise out of or have been incurred with respect to (a) any breach of or inaccuracy of any representation or warranty of GSL, as of the date made or as of the Closing Date of GSL contained in this Agreement, and (b) any breach of any covenant of GSL contained in this Agreement.

          9.3      Indemnification by DEC. Subject to the other provisions of this Article IX, DEC shall indemnify, defend and hold harmless GSL and the GSL Shareholders from and against any and all costs, expenses, losses, damages and liabilities (including attorneys’ fees and expenses) suffered by GSL or the GSL Shareholders to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against either GSL or the GSL Shareholders by a third party) alleged to result from, arise out of or have been incurred with respect to, (a) any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of DEC contained in this Agreement, (b) any breach of any covenant of DEC contained in this Agreement, (c) all liabilities DEC of any nature whatsoever arising out of, relating to or in connection with any occurrence, event, incident, action, failure to act or transaction, whether known or unknown, other than the Assumed Liabilities, and including, but not limited to, liabilities arising out of, relating to or in connection with (i) Litigation, (ii) Environmental Claims or (iii) acts or omissions of DEC or any of DEC’s employees or agents prior to Closing, and (5) any Taxes of any kind of DEC in excess of the reserves established therefor.

          9.4      Indemnification Procedure.

          (a)      Notice to the indemnifying party shall be given promptly after receipt by any indemnified party of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence or pleadings from the party asserting such claim or initiating such action. The indemnifying party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim. In the event that the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld.

          (b)      With respect to actions as to which the indemnifying party does not exercise its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action with counsel chosen by it and approved by the indemnifying party, which approval shall not be unreasonably withheld. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall be obligated to pay the reasonable attorneys’ fees and expenses of the party seeking indemnification to the extent that such fees and expenses related to claims as to which indemnification is payable under Sections 9.2 or 9.3, as such expenses are incurred.

          (c)      Both the indemnifying party and the indemnified party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control. No indemnified party shall settle any action or proceeding without the written consent of the indemnifying party, and no indemnifying party shall settle any action or proceeding unless the indemnified party is unconditionally released without any liability.

          (d)      After the Closing Date, in the event that DEC is required to indemnify a party pursuant to Section 9.3, DEC’s indemnity obligation shall be solely effected by an issuance of shares of DEC Common Stock issuable to GSL or the GSL Shareholders in the amount of such indemnity obligation (the share value of each share of DEC Common Stock shall be equal to the last sale price of a share of DEC Common Stock on the trading day immediately preceding the date DEC’s indemnity obligation is due and payable.

          (e)      After the Closing Date, in the event that GSL is required to indemnify DEC pursuant to Section 9.2, GSL’s indemnity obligation shall be solely effected by an issuance of shares of DEC Common Stock issuable to the shareholders of DEC that held shares of DEC Common Stock immediately prior to the Closing Date, in the amount of such indemnity obligation (the share value of each share of DEC Common Stock shall be equal to the last sale price of a share of DEC Common Stock on the trading day immediately preceding the date GSL’s indemnity obligation is due and payable.

          9.5      Limitation on Indemnity. No party shall seek, or be entitled to, indemnification from any party pursuant to this Article IX to the extent the aggregate claims made on such indemnifying party exceed an amount equal to $5,000,000.

ARTICLE X
TERMINATION

          10.1      Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing, if the party seeking to terminate is not then in material default or breach of this Agreement:

          (a)      By the written consent of the Parties;

          (b)      By either DEC or GSL if there shall have been entered a final, nonappealable order or injunction of any Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof; or

          (c)      By either DEC or GSL if, prior to the Closing Date, the other party is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within fifteen (15) days of the date of notice of default served by the party claiming such material default, provided that such terminating party shall not also be in material breach of this Agreement at the time notice of termination is delivered.

          (d)      By either DEC or GSL, with written notice to the other party, if the Closing shall not have occurred on or before March 31, 2006 (or such later date as may be mutually agreed to in writing by DEC or GSL), unless the failure of such occurrence shall be due solely to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before Closing.

          10.2      Effect of Termination. In the event of the termination of this Agreement in accordance with Section 10.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto except for the obligations of the parties hereto contained in this Section 10.2 and in Sections 2.8, 11.1, and 11.14. In no event shall termination of this Agreement relieve any party of any liability for breaches of this Agreement prior to the date of termination.

ARTICLE XI
GENERAL PROVISIONS

          11.1      Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          11.2      Amendment. This Agreement may be amended or modified in whole or in part at any time by an agreement in writing between DEC, GSL, Indemnifying Party, and the GSL Shareholder Representative.

          11.3      Waiver. Any term or provision of this Agreement may be waived in writing at any time by any Party, or in the case of the GSL Shareholders, the GSL Shareholder Representative, provided that such waiver relates to a benefit solely to the waiving party under this Agreement. Any waiver effected pursuant to this Section 11.3 shall be binding. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of a preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies under this Agreement are in addition to all other rights and remedies, whether at law, in equity or otherwise, that either party may have against the other.

          11.4      Cumulative Remedies. The rights and remedies under this Agreement are cumulative and not exclusive of any other rights, remedies, powers and privileges that may be available under this Agreement or otherwise.

          11.5      Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or two (2) days following timely deposit with a reputable international overnight courier with express delivery instructions at the address indicated below or at such other address as such party may designate by ten (10) days’ advance written notice to the other party pursuant to these provisions.

If to GSL:

GSL Energy Corporation
9 Exchange Place, Suite 1113
Salt Lake City, Utah 84111
Fax: (801) 596-3242
Attention: Kelly H. Nelson

with copy to:

c/o Patton Boggs LLP
1660 Lincoln Street, Suite 1900
Denver, Colorado 80264
Fax: (303) 894-9239
Attention: Alan Talesnick

If to the GSL Shareholders:

MAB Resources LLC
c/o Patton Boggs LLP
1660 Lincoln Street, Suite 1900
Denver, Colorado 80264
Fax: (303) 894-9239
Attention: Alan Talesnick

If to DEC:

Digital Ecosystems Corp.
1313 East Maple Street, Suite 223
Bellingham, Washington 98225
Attention: G. Leigh Lyons, President

          11.6      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          11.7      Governing Law. This agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Colorado, without regard to conflicts of law principles.

          11.8      Entire Agreement. The terms of this Agreement (including the Exhibits and Schedules hereto) and other documents and instruments referenced herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof and thereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement.

          11.9      No Third-Party Rights. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

          11.10      Titles and Headings. Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

          11.11      Assignment. This Agreement and the rights, duties and obligations hereunder may not be assigned (including by operation of law) by any of the Parties without the prior written consent of the other parties, and any attempted assignment without consent shall be void.

          11.12      Successors and Assigns. Subject to Section 11.11, this Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns.

          11.13      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          11.14      Specific Performance. The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          11.15      Certain Interpretive Matters and Definition.

          (a)      Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) “or” is disjunctive but not necessarily exclusive, (iv) words in the singular include the plural and vice versa, (v) the terms “subsidiary,” “affiliate” and “associate” have the meanings given to those terms in Rule 12b-2 of Regulation 12B under the Exchange Act of 1934, as amended, (vi) each accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP, and (vii) the word “including” and similar terms following any statement will not be construed to limit the statement to matters listed after such word or term, whether or not a phrase of nonlimitation such as “without limitation” is used. All references to “$” or dollar amounts will be to lawful currency of the United States of America.

          (b)      No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

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